PROMISSORY NOTE


December  31,  2001                 $120,822


     This agreement is being made between APC Export, Inc. (hereafter referred to as the Company or the Borrower) and Alaska Freightways, Inc. (hereafter referred to as the Lender). For value received, the undersigned promises to pay to the order of Alaska Freightways, Inc. the sum of One Hundred Thousand Eight Hundred and Twenty Two Dollars ($120,822) together with interest at the rate of 8% per annum on the unpaid balance from date until paid, principal and interest payable as follows:

     Principal and interest shall be paid in full within (12) twelve months which will be on or before December 31, 2002.

     If default be made in the payment of any installment under this note and if such default is not made good within 10 days, the entire principal sum and any outstanding interest shall at once become due and payable without notice at the option of the holder of this note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Presentment for payment, notice of non-payment, protest and notice of protest are each hereby expressly and severally waived by the makers and all endorsers hereof and in case the payment shall not be made at maturity, it is agreed by all parties hereto that all costs of collection and a reasonable attorney's fee may be collected as a part hereof.



By  Borrower:__/s/  Ray  Smith
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Ray  Smith,
APC  Export,  Inc.